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NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  March 31, 2005

CONTACT:  Steven R. Williams - (304) 842-3597   www.petd.com

Petroleum Development Corporation Announces Record 2004 Results

Production, Prices and Drilling Activity Increase Net Income 51%

Bridgeport, West Virginia - Petroleum Development Corporation (NASDAQ/NMS PETD) today announced financial and operating results for the full year and fourth quarter of 2004. Net Income for the year was $34.1 million ($2.05 per diluted share) compared to $22.6 million ($1.39 per diluted share) in 2003. Net Income for the fourth quarter was $8.3 million ($.49 per diluted share) compared to $8.0 million ($.49 per diluted share) in the prior year. Driving the improved performance were record oil and natural gas production, strong energy prices, and higher levels of drilling activity.

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Revenues	$72,590,100	$59,456,200	$290,719,800	$202,851,000

Income before income taxes and cumulative effect of change in accounting principle	$14,342,800	$12,791,900	$54,603,100	$34,923,500

Net income	$8,316,500	$7,989,500	$34,060,600	$22,619,100

Basic earnings per share	$.50	$.52	$2.10	$1.45

Diluted earnings per share	$.49	$.49	$2.05	$1.39

Weighted average common shares outstanding	16,539,163	15,628,433	16,240,604	15,659,591

Weighted average common and common equivalent shares outstanding	16,906,383	16,452,784	16,647,174	16,297,793

Steven R. Williams, CEO of Petroleum Development Corporation (PDC), said, "Our operating performance in 2004 was outstanding and contributed to the substantial increase in net income and earnings per share.  High energy prices were certainly a factor in our performance, but a 21% production increase and a 28% increase in sales of units in our drilling program were also critical to our record performance. In fact, all of our operating segments contributed to the improved earnings. It was exciting to see the market recognize the strong results as our stock price continued the excellent performance that began in 2003".

Operations

The Company drilled a total of 158 new wells during 2004, including 55 wells in the fourth quarter. The total included 137 development wells in Wattenberg and Grand Valley Fields drilled in conjunction with Company sponsored partnerships in which PDC owns a 20% working interest.   In addition the Company drilled 20 infill development wells on its northeast Colorado properties (NECO), and one exploratory well on the Company's Legacy prospect in the Sand Wash Basin in Northwest Colorado. The Company owns an average of 85% of the working interest in the NECO wells and a 100% working interest in the Legacy exploratory well.  Only four wells, all in Wattenberg Field, were dry holes. Successful wells included 97 wells in Wattenberg Field, 36 wells in Grand Valley Field and the 20 NECO wells.

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Testing of the Legacy prospect, a 12,778 foot Almond Sands well, has not yet been completed so it has not been classified as either successful or dry. Expenditures to date on the well have been approximately $4,400,000. Under the successful efforts accounting method, if the well is determined to be successful these costs will be capitalized as a part of the Company's oil and gas properties.  If it is determined to be dry, the costs will be expensed as exploratory dry hole cost in the period when that determination is made.  Testing of the well was suspended in January due to restrictions on the federal lease, but will be resumed late in the second quarter.  Thereafter it will be determined whether the well is successful or dry.

The Legacy prospect is the first of a planned series of exploratory wells. A second well in the Sand Wash Basin on the Company's Coffeepot prospect is currently being drilled to a planned depth of 13,500 feet to test Upper Cretaceous Sands, with additional tests planned depending on the results of the first two wells.  The Company currently has 6,300 acres in the two prospect areas, with options on approximately another 55,000 acres.  To the north of the two Sand Wash Basin prospects the Company has acquired development rights to approximately 27,000 acres in the Red Desert Basin,  Sweetwater County, Wyoming. Current plans call for a well later this year to test various Upper Cretaceous formations at depths of up to 12,000 feet.

In addition to these deep tests, the Company also has a number of prospects on its NECO properties that could offer attractive possible future drilling opportunities.  These range from offset development opportunities to step out exploratory prospects.  The Company expects to include 60 or more of these prospects in its drilling operations in 2005.

Sales of interests in Company sponsored drilling programs and the resulting drilling and development activity continue to be a major contributor to the Company's success. The Company sold a total of $100 million of partnership interests in four partnerships during 2004. PDC serves as general partner of the partnerships and as driller/operator for the partnership wells.  The Company also earns a profit for managing the drilling process.  At the end of 2004 there was a carryover of $42.5 million of projects to be drilled in 2005. The carryover will be used for drilling and completion activities in the first six months of 2005. Interest in the Company's partnerships continues unabated in 2005 as the first 2005 partnership was fully subscribed for $40 million within days of opening.  Currently the Company plans two additional 2005 partnerships with total possible subscriptions for the year (including the $40 million from the first partnership) of $115 million. Actual sales will depend on many factors, including the success of the Company's prior drilling programs and oil and natural gas prices.

During 2004 the Company increased its total proved reserves by 9% from 199 Bcfe to 217 Bcfe, with proved developed reserves increasing 9% from 152 billion cubic feet equivalent (Bcfe) to 165 Bcfe. Capital expenditures associated with the increases were $42.2 million.  A table showing reserves by area is included at the end of this release.

Production from the Company's oil and gas properties in 2004 was 12.7 Bcfe up from 10.4 Bcfe in 2003, and included 10.4 Bcf of natural gas and 381 thousand barrels of oil. Oil and natural gas production in the fourth quarter of 2004 was 3.2 Bcfe, or about 34.5 million cubic feet equivalent (MMcfe) per day. Approximately 82% of the Company's production in 2004 was natural gas. The increased production resulted from the combination of production from new wells drilled by the Company in 2004, recompletions of wells in Wattenberg Field in Colorado, and contributions from wells drilled and property acquisitions completed by the Company in the prior year. Higher energy prices were a major factor in the Company's success in 2004. Overall the Company's average price was $5.37 per thousand cubic feet equivalent (Mcfe) in 2004, compared to $4.50 per Mcfe in 2003. A conversion of one barrel of oil equaling six Mcfe is used in calculating equivalent Mcf. The following table shows details for oil and natural gas prices for the fourth quarter and full year, of 2004 compared with 2003 and a breakdown of production by region for both periods.

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	Three Months Ended December 31, 2004			Three Months Ended December 31, 2003
		Natural	Natural Gas		Natural	Natural Gas
	Oil	Gas	Equivalents	Oil	Gas	Equivalents
	(Bbl)	(Mcf)	(Mcfe)	(Bbl)	(Mcf)	(Mcfe)
Appalachian Basin	962	465,492	471,264	857	461,786	466,928
Michigan Basin	1,481	413,606	422,492	1,717	450,205	460,507
Rocky Mountains	90,174	1,737,284	2,278,328	91,680	1,660,415	2,210,495
Total	92,617	2,616,382	3,172,084	94,254	2,572,406	3,137,930

Average Price	$43.05	$6.03	$6.23	$32.17	$4.32	$4.51

	Year Ended December 31, 2004			Year Ended December 31, 2003
		Natural	Natural Gas		Natural	Natural Gas
	Oil	Gas	Equivalents	Oil	Gas	Equivalents
	(Bbl)	(Mcf)	(Mcfe)	(Bbl)	(Mcf)	(Mcfe)
Appalachian Basin	4,893	1,812,407	1,841,765	3,992	1,921,200	1,945,152
Michigan Basin	5,786	1,728,435	1,763,151	6,627	1,832,737	1,872,499
Rocky Mountains	370,482	6,831,032	9,053,924	278,874	4,958,245	6,631,489
Total	381,161	10,371,874	12,658,840	289,493	8,712,182	10,449,140

Average Price	$35.13	$5.26	$5.37	$29.39	$4.42	$4.50

To protect itself from the potential effects of falling oil and natural gas prices, the Company uses natural gas derivatives. During 2004 the net impact of the hedges was a cost of $.09 per Mcfe. This cost is included in the prices the Company records for its oil and natural gas sales. A table at the end of this release summarizes the Company's current natural gas and oil futures positions. Some of these positions have been set since the end of 2004.

The Company's two other business segments also had excellent results in 2004. With strong natural gas prices Riley Natural Gas (RNG), the Company's natural gas marketing subsidiary, increased revenues by 28% to $93.2 million compared to 2003 revenue of $73.1 million. Income before income taxes increased from $689,000 in 2003 to $1,324,000 in 2004. Income before income taxes on the Company's well operations segment increased from $3.1 million in 2003 to $4.4 million in 2004.

Current Commodity-Based Derivative Transactions

The Company has entered into commodity-based derivative transactions to manage a portion of the exposure to price risk associated with its sales of oil and natural gas. During the fourth quarter of 2004 the Company had average production per month of 872,000 Mcf of natural gas and 31,000 Bbl of oil. The volumes shown are estimates of the hedges currently in place on the Company's share of production:

		Floors		Ceilings
Month Set	Month	Monthly Quantity Mmbtu	Contract Price	Monthly Quantity Mmbtu	Contract Price
	NYMEX Based Hedges - (Appalachian and Michigan Basins)
5/04	Jan 2005 - Mar 2005	180,000	$5.67	90,000	$7.00
2/04	Apr 2005 - Oct 2005	122,000	$4.28	61,000	$5.00
3/05	Apr 2005 - Oct 2005	39,000	$5.75	19,500	$8.37
1/05	Nov 2005 - Mar 2006	156,000	$5.00	78,000	$8.50
3/05	Apr 2006 - Oct 2006	78,000	$5.50	39,000	$7.40

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	Colorado Interstate Gas (CIG) Based Hedges (Piceance Basin)
5/04	Jan 2005 - Mar 2005	60,000	$5.04	30,000	$6.00
2/04	Apr 2005- Oct 2005	33,000	$3.10	16,000	$4.43
3/05	Apr 2005 - Oct 2005	38,000	$4.75	19,000	$8.12
1/05	Nov 2005 - Mar 2006	60,000	$4.50	30,000	$7.15
3/05	Apr 2006 - Oct 2006	42,000	$4.50	21,000	$7.25

	Colorado Interstate Gas (CIG) Based Hedges (Wattenberg)
7/04	Jan 2005 - Mar 2005	80,000	$5.00	40,000	$6.20

	NYMEX Based Hedges (NECO)
7/04	Jan 2005 - Mar 2005	150,000	$5.32	-	-
2/04	Apr 2005 - Oct 2005	150,000	$4.26	75,000	$5.00
1/05	Nov 2005 - Mar 2006	150,000	$5.00	75,000	$8.45

	Oil - NYMEX Based (Wattenberg)
		Bbls		Bbls
8/04	Jan 2005 - Dec 2005	15,000	$32.30	7,500	$40.00

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PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

Three Months and Twelve Months ended December 31, 2004 and 2003

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenues:
Oil and gas well drilling operations	$29,863,000	$24,397,500	$119,210,500	$71,841,500
Gas sales from marketing activities	19,779,600	16,496,700	93,231,400	73,141,100
Oil and gas sales	19,775,100	14,155,400	67,947,700	47,021,600
Well operations and pipeline income	2,560,800	2,065,600	8,384,500	7,347,700
Other income	611,600	2,341,000	1,945,700	3,499,100
	72,590,100	59,456,200	290,719,800	202,851,000
Costs and expenses:
Cost of oil and gas well drilling operations	26,502,300	21,526,300	102,830,700	61,277,800
Cost of gas marketing activities	19,413,900	16,520,500	91,898,100	72,443,600
Oil and gas production costs	6,155,300	3,445,600	18,049,800	13,749,200
General and administrative expenses	1,684,200	1,232,800	4,505,600	4,974,400
Depreciation, depletion, and amortization	4,368,400	3,521,000	17,958,200	14,153,400
Interest	123,200	418,100	874,300	1,329,100
	58,247,300	46,664,300	236,116,700	167,927,500

Income before income taxes and cumulative effect of change in accounting principle	14,342,800	12,791,900	54,603,100	34,923,500
Income taxes	6,026,300	4,802,400	20,542,500	12,105,800
Net income before cumulative effect of change in accounting principle	8,316,500	7,989,500	34,060,600	22,817,700
Cumulative effect of change in accounting principle (net of taxes of $121,700)	-	-	-	(198,600)

Net income	$8,316,500	$7,989,500	$34,060,600	$22,619,100

Basic earnings per common share before accounting change	$0.50	$0.52	$2.10	$1.46

Cumulative effect of change in accounting principle	$ -	$ -	$ -	$(0.01)

Basic earnings per common share	$0.50	$0.52	$2.10	$1.45

Diluted earnings per share before accounting change	$0.49	$0.49	$2.05	$1.40

Cumulative effect of change in accounting principle	$ -	$ -	$ -	$(0.01)

Diluted earnings per share	$0.49	$0.49	$2.05	$1.39

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Non-GAAP Financial Measure

The United States Securities and Exchange Commission has disclosure requirements for public companies concerning references to Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) Non-GAAP financial measures may be provided if the company explains the relevance of the information. The company must also reconcile the Non-GAAP financial measure to related GAAP information. "Adjusted Cash Flow" is a Non-GAAP financial measure provided by PDC in this earnings release. Adjusted Cash Flow is net income before deferred income taxes, depreciation, depletion, and amortization. PDC believes Adjusted Cash Flow is relevant because it is a measure of cash available to fund the Company's capital expenditures and to service its debt. PDC also believes Adjusted Cash Flow is a valuable measure for estimating the value of the Company's operations.

	Three months Ended		Twelve months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net income	$8,316,500	$7,989,500	$34,060,000	$22,619,100
Deferred income tax expense	1,853,200	4,583,600	10,443,600	8,870,700
Depreciation, depletion and amortization	4,368,400	3,521,000	17,958,200	14,153,400
Adjusted cash flow	$14,538,100	$16,094,100	$62,461,400	$45,643,200

Oil and Natural Gas Reserves

     The Company's oil and natural gas reserves by region are as follows as of December 31, 2004:

	Oil (Mbbl)	Gas (Mmcf)	Natural Gas Equivalent (Mmcfe)%
Proved Developed Reserves
Appalachian Basin	48	41,384	41,672	25.21%
Michigan Basin	52	24,895	25,207	15.25%
Rocky Mountain Region	3,090	79,873	98,413	59.54%
Total Proved Developed Reserves	3,190	146,152	165,292	100.00%

Proved Undeveloped Reserves
Appalachian Basin	0	0	0	0.00%
Michigan Basin	0	630	630	1.21%
Rocky Mountain Region	126	50,767	51,523	98.79%
Total Proved Undeveloped	126	51,397	52,153	100.00%

Total Proved Reserves
Appalachian Basin	48	41,384	41,672	19.16%
Michigan Basin	52	25,525	25,837	11.88%
Rocky Mountain Region	3,216	130,640	149,936	68.96%
Total Proved Reserves	3,316	197,549	217,445	100.00%

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The Company plans to file its Annual Report on Form 10-K on Thursday, March 31, 2005. Everyone is invited to join Steve Williams, Chief Executive Officer, and Darwin Stump, Chief Financial Officer, for a conference call on March 31, 2005 to discuss the results with a question and answer period to follow.

What:     Petroleum Development Fourth Quarter Earnings Conference Call

When:    Thursday, March 31, 2005 at 11:00 a.m. Eastern Standard Time

Where:   www.petd.com

How:       Live on the Internet - log on to the web address above or call (877) 407-8033

(Passcode 235468) for telephone participation.

Contact: Darwin Stump, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.com

Please go to the website at least 15 minutes prior to the call and register, download and install any necessary audio software. If you are unable to listen to the live broadcast, an outline rebroadcast will be available shortly after the conclusion of the call.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas.  The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.  PDC was named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597